EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.  No. 333 -137770 on Form S-8 pertaining to the Royal Financial Inc.  2005 Stock Option Plan  and the Royal Financial Inc. 2005 Recognition and Retention Plan and Trust Agreement of our report dated September 29, 2008 on the consolidated financial statements of Royal Financial, Inc. which report is included in Form 10-KSB for Royal Financial, Inc.  for  the year ended June 30, 2008.

/s/Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
September 29, 2008